UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective September 10, 2026, Rainmaker Worldwide Inc. (the “Company”) and Larchwood Management Partners Inc. (“Larchwood”) entered into a Termination of Interim CEO Services Agreement (the “Termination Agreement”) pursuant to which the parties mutually terminated the Interim Chief Executive Officer Services Agreement made as of April 30, 2026 and effective May 1, 2026 (the “Interim CEO Agreement”).

Pursuant to the Interim CEO Agreement, Larchwood provided the services of Michael O’Connor as Interim Chief Executive Officer of the Company. Mr. O’Connor, who was then the Company’s sole director and principal executive officer, is also the President of Larchwood.

The Termination Agreement terminated the Interim CEO Agreement effective September 10, 2026. The parties waived any notice period that might otherwise have applied to termination by Larchwood, and no further monthly service fees accrue under the Interim CEO Agreement after the termination date.

Schedule A to the Termination Agreement establishes final amounts accrued under the Interim CEO Agreement through September 10, 2026 consisting of US$10,833.33 of service fees and C$139.41 of approved unreimbursed business expenses. The Termination Agreement provides that interest will accrue at a rate of 10% per annum on the unpaid balance beginning September 11, 2026 and continuing until paid in full.

Upon payment in full of the amount outstanding under Schedule A, the parties will provide a limited mutual release of claims for additional compensation, fees and expenses arising solely under the Interim CEO Agreement through the termination date, subject to the surviving obligations and other exceptions set forth in the Termination Agreement. The Termination Agreement does not provide for an early termination penalty.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael O’Connor

Effective September 10, 2026, immediately following the effectiveness of the appointments of Ryan D. Moore and Michael A. Skinner to the Company’s Board of Directors (the “Board”), Michael O’Connor resigned as a director of the Company, Chairman of the Board, Interim Chief Executive Officer and principal executive officer of the Company.

In his written resignation, Mr. O’Connor stated that health concerns prevented him from continuing to champion the objectives of the Company on a day-to-day basis. Mr. O’Connor agreed to cooperate in the orderly transition of his responsibilities and the transfer of Company records, property, credentials and other materials in his possession or control.

No successor Chairman of the Board was appointed.

Appointment of Ryan D. Moore and Michael A. Skinner as Directors

On September 10, 2026, prior to Mr. O’Connor’s resignation, Mr. O’Connor, then serving as the Company’s sole director, increased the authorized number of directors from one to three and appointed Ryan D. Moore and Michael A. Skinner to fill the resulting vacancies. Their appointments became effective following the full execution and delivery of the Termination Agreement with Larchwood and the delivery by each of Mr. Moore and Mr. Skinner of his written consent to serve as a director.

In anticipation of the leadership transition, Mr. O’Connor consulted with the holders of the Company’s Series A Preferred Stock, including Viva Industries Inc., MAS Capital Inc., Kawartha Entertainment Group Inc. and 1001336241 Ontario Inc., regarding potential director candidates. Those holders participated in identifying and recommending candidates, and Mr. Moore and Mr. Skinner were recommended through that process. The formal appointments of Mr. Moore and Mr. Skinner were made by Mr. O’Connor in his capacity as the Company’s sole director.

Following Mr. O’Connor’s resignation, the Board consists of Mr. Moore and Mr. Skinner, with one remaining vacancy.

As of the date of this report, no Board committee assignments have been made for Mr. Moore or Mr. Skinner and no compensatory plan, contract or arrangement has been entered into, and no equity or other award has been granted, to either Mr. Moore or Mr. Skinner in connection with his appointment to the Board.

Appointment of Officers

Following Mr. O’Connor’s resignation, the Board appointed Michael A. Skinner as President and Treasurer of the Company and Ryan D. Moore as Secretary of the Company, in each case effective September 10, 2026. The Board further designated the President to serve as the Company’s principal executive officer.

Michael A. Skinner, age 50, currently serves as President and Chief Executive Officer of Rainmaker Worldwide Inc., a Canadian corporation incorporated under the laws of Ontario and operating as Miranda Water Technologies, and Miranda Çevre ve Su Arıtma Teknolojileri Enerji ve Tabi Kaynaklar Mühendislik Müşavirlik İnşaat İmalat ve Ticaret Anonim Şirketi, a Turkish corporation. The two companies operate under the Miranda Water Technologies brand (“Miranda”) and provide water treatment, wastewater treatment and water-reuse technologies. Mr. Skinner has more than two decades of experience in water technology, innovation, investment and business development.

During the past five years, Mr. Skinner has held several executive, governance and investment-related positions. He served as Managing Partner of Viva Industries Inc. from January 2023 to September 2024 and was appointed President and Chief Executive Officer of the companies operating under the Miranda Water Technologies brand in January 2024. From 2016 to February 2023, he served as Chief Executive Officer of the Innovation Cluster–Peterborough and the Kawarthas. From 2017 to September 2022, he served as Chair of Fleming College’s Centre for Advancement of Water and Wastewater Technologies, a publicly funded Technology Access Centre focused on the applied research, testing, validation and commercialization of water and wastewater technologies. From July 2021 to 2025, Mr. Skinner also served as a member of the Investor Review Committee of the Southern Ontario Fund for Investment in Innovation, which provides financing to innovative small and medium-sized businesses throughout Southern Ontario.

Mr. Skinner’s experience includes strategic growth, investment review, operational management, applied research and development, and the commercialization of innovative water and sustainable technologies.

As of the date of this report, no material plan, contract, compensatory arrangement, grant or award has been entered into or made in connection with Mr. Skinner’s appointment as President, Treasurer or principal executive officer. The Board may consider appropriate executive compensation arrangements at a later date.

There are no family relationships among Mr. Skinner, Mr. Moore and any director or executive officer of the Company.

Related-Person Transactions

The Company has an existing commercial relationship with the Miranda Water Technologies business and serves as the exclusive United States distributor of Miranda products. The Company owns approximately 11.67% of the outstanding equity of Rainmaker Worldwide Inc., the Canadian corporation incorporated under the laws of Ontario and operating as Miranda Water Technologies (“Miranda Canada”). Miranda Canada has controlling majority of Miranda Çevre ve Su Arıtma Teknolojileri Enerji ve Tabi Kaynaklar Mühendislik Müşavirlik İnşaat İmalat ve Ticaret Anonim Şirketi, the Turkish corporation.

Mr. Skinner owns approximately 29.03% of Miranda Canada, directly and indirectly, and his spouse, Catia Skinner, owns approximately 10.26% of Miranda Canada. Mr. Moore has an approximately 26.82% direct and indirect ownership interest in Miranda Canada. Mr. Skinner and Mr. Moore are also the only directors and officers of Miranda Canada.

On September 30, 2025, the Company purchased an Air-to-Water system and a reverse osmosis system from Miranda Canada for aggregate invoiced consideration of US$126,410.64. As of September 10, 2026, approximately US$82,000 remained payable by the Company in respect of those purchases.

By virtue of their respective ownership interests in Miranda Canada and, in the case of Mr. Skinner and Mr. Moore, their management roles with Miranda Canada, Mr. Skinner, Catia Skinner and Mr. Moore each have a direct or indirect material interest in the Company’s transactions and commercial relationship with Miranda Canada.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination of Interim CEO Services Agreement, effective September 10, 2026, between Rainmaker Worldwide Inc. and Larchwood Management Partners Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: September 14, 2026	By:	/s/ Michael A. Skinner
	Name:	Michael A. Skinner
	Title:	President